 As filed with the Securities and Exchange Commission on October 5, 2016

Registration No. 333-213855

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE Amendment No. 1

to

FORM S–3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

KINGOLD JEWELRY, INC.

(Exact name of registrant as specified in its charter)

Delaware	13-3883101
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

15 Huangpu Science and Technology Park

Jiang’an District

Wuhan, Hubei Province, PRC 430023

(011) 86 27 65694977

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Corporation Service Company

2711 Centerville Road

Suite 300

Wilmington, DE 19808

(302) 636-5401

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Anthony W. Basch, Esq.
Kaufman & Canoles, P.C.
Two James Center, 14th Floor
1021 East Cary Street
Richmond, Virginia 23219
(804) 771-5700

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective, as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post–effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post–effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post–effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)

Common Stock, $0.001 par value
Preferred Stock, $0.001 par value
Warrants (4)
Units (5)
Total			$80,000,000	$8,056

(1)	There are being registered hereunder such indeterminate number of shares of common stock, preferred stock and warrants to purchase common stock or preferred stock as shall have an aggregate offering price not to exceed $80,000,000. The securities registered also include such indeterminate amounts and numbers of common stock and preferred stock as may be issued upon conversion of or exchange for preferred stock that provides for conversion or exchange, upon exercise of warrants, or pursuant to the anti-dilution provisions of any such securities.

(2)	In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $80,000,000.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act. The total amount has been previously paid.

(4)	Includes warrants to purchase common stock and warrants to purchase preferred stock.

(5)	Any of the securities registered hereunder may be sold separately, or as units with other securities registered hereby. We will determine the proposed maximum offering price per unit when we issue the above listed securities. The proposed maximum per unit and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered under this registration statement and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 1 to the Registration Statement is being filed for the sole purpose of filing updated Exhibits 5.1 and 23.2 (included in Exhibit 5.1).

Item 16. Exhibits.

The following documents are filed as exhibits to this registration statement, including those exhibits incorporated herein by reference to a prior filing under the Securities Act or the Exchange Act, as indicated in parentheses:

Exhibit
Number	Description of Document
1.1	Form of Underwriting Agreement*

2.1	Reverse Acquisition Agreement dated September 29, 2009 by and between the Registrant, Baytree Capital Associates, LLC, Wuhan Vogue-Show Jewelry Co., Ltd., Dragon Lead Group Limited and the stockholders of Dragon. (Incorporated by reference to Exhibit 2.1 to our Current Report on Form 8-K filed with the Commission on October 5, 2009)

3.1	Certificate of Incorporation of Registrant (Incorporated by reference to Exhibit 3.1 to our Registration Statement filed on Form SB-2 with the Commission on August 13, 1999)

3.2	Amendment to Certificate of Incorporation of Registrant dated December 29, 1995 (Incorporated by reference to Exhibit 3.2 to our Registration Statement filed on Form SB-2 with the Commission on August 13, 1999)

3.3	Amendment to Certificate of Incorporation of Registrant dated October 12, 1995 (Incorporated by reference to Exhibit 3.3 to our Registration Statement filed on Form SB-2 with the Commission on August 13, 1999)

3.4	Amendment to Certificate of Incorporation of Registrant dated January 21, 1999 (Incorporated by reference to Exhibit 3.4 to our Registration Statement filed on Form SB-2 with the Commission on August 13, 1999)

3.5	Amendment to Certificate of Incorporation of Registrant dated April 7, 2000 (Incorporated by reference to Exhibit 3.5 to our Registration Statement filed on Form SB-2/A with the Commission on April 12, 2000)

3.6	Amendment to Certificate of Incorporation of Registrant dated December 18, 2010 (Incorporated by reference to Exhibit 3.6 to our Registration Statement filed on Form S-1 with the Commission on October 1, 2010)
3.7	Amendment to Certificate of Incorporation of Registrant dated June 8, 2010 (Incorporated by reference to Exhibit 3.7 to our Registration Statement filed on Form S-1 with the Commission on October 1, 2010)

3.8	Amended and Restated Bylaws of Registrant (Incorporated by reference to Exhibit 3.1 to our Current Report filed on Form 8-K with the Commission on December 30, 2010)

4.1	Form of Warrant Agreement*

4.2	Form of Warrant Certificate*

4.3	Form of Unit Agreement*

4.4	Form of Preferred Stock Certificate*

4.5	Form of Common Stock Certificate of Registrant (Incorporated by reference to Exhibit 4.1 to our Registration Statement filed on Form SB-2 with the Commission on August 13, 1999)

5.1	Opinion of Kaufman & Canoles, P.C. ˆ

23.1	Consent of Friedman LLP†

23.2ˆ	Consent of Kaufman & Canoles, P.C. (included in Exhibit 5.1)

24.1	Power of Attorney†

† Previously filed.

ˆ Filed herewith.

* To be filed by amendment or by a Current Report on Form 8-K and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Kingold Jewelry, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Jiang’an District, Wuhan, Hubei Province, PRC, on October 5, 2016.

KINGOLD JEWELRY, INC.

By:	/s/ Zhihong Jia
Zhihong Jia
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities on October 5, 2016.

/s/ Zhihong Jia	Chairman and Chief Executive Officer
Zhihong Jia	(Principal Executive Officer)

/s/ Bin Liu	Chief Financial Officer (Principal
Bin Liu	Financial and Accounting Officer)

*	Director
Jun Wang

*	Director
Alice Io Wai Wu

*	Director
Guang Chen

*	Director
Zhiyong Xia

*By: /s/ Bin Liu
Bin Liu, As Attorney-in-Fact